UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2007

MedQuist Inc.

(Exact name of registrant as specified in charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As disclosed in the Current Report on Form 8-K filed by MedQuist Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on May 18, 2007, Frank Lavelle, the Company’s former President, and Linda Reino, the Company’s former Chief Operating Officer, each resigned to pursue other opportunities effective as of May 14, 2007.  The Company entered into a Separation Agreement and General Release with each of Mr. Lavelle and Ms. Reino on June 28, 2007.  The Separation Agreement and General Release between the Company and Mr. Lavelle (the “Lavelle Separation Agreement”) terminates the employment agreement between the Company and Mr. Lavelle dated February 24, 2005 (the “Original Lavelle Employment Agreement”) and amended on February 16, 2007 (the “Lavelle Employment Agreement Amendment” and, together with the “Lavelle Employment Agreement”), and the separation agreement between the Company and Ms. Reino (the “Reino Separation Agreement”) terminates the employment agreement between the Company and Ms. Reino dated August 10, 2006 (the “Reino Employment Agreement”).

A description of the Original Lavelle Employment Agreement is contained in the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2005 (the “March 2005 8-K”), and a description of the Lavellle Employment Agreement Amendment is contained in the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2007 (the “February 2007 8-K”).  Each of these descriptions is incorporated by reference in this Current Report on Form 8-K.  In addition, a copy of the Original Lavelle Employment Agreement was filed with the SEC as an exhibit to the March 2005 8-K and a copy of the Lavelle Employment Agreement Amendment was filed with the SEC as an exhibit to the February 2007 8-K.

A description of the Reino Employment Agreement is contained in the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2006 (the “August 2006 8-K”), and such description is incorporated by reference in this Current Report on Form 8-K.  In addition, a copy of the Reino Employment Agreement was filed with the SEC as an exhibit to the August 2006 8-K.

Lavelle Separation Agreement

The Lavelle Separation Agreement provides that Mr. Lavelle’s employment with us, and the Lavelle Employment Agreement, terminated effective as of May 14, 2007.

The Lavelle Separation Agreement further requires us to provide Mr. Lavelle with (i) severance in the amount of $875,000 payable in equal installments over 18 months, (ii) up to $100,000 in outplacement services, and (iii) the continuation or medical coverage following the date of termination until the earlier to occur of the expiration of 18 months and the date on which Mr. Lavelle is eligible for coverage under a plan maintained by a new employer or a plan maintained by his spouse’s employer.

The Lavelle Separation Agreement also provides that, notwithstanding its termination, certain sections of the Lavelle Employment Agreement will continue in effect, including those relating to confidentiality, non-competition, non-solicitation and indemnification.  The Lavelle Separation Agreement also provides that Mr. Lavelle releases the Company from claims arising or occurring on or prior to the date of the Lavelle Separation Agreement.

A copy of the Lavelle Separation Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Reino Separation Agreement

The Reino Separation Agreement provides that Ms. Reino’s employment with us, and the Reino Employment Agreement, terminated effective as of May 14, 2007.

The Reino Separation Agreement further requires us to provide Ms. Reino with severance in the amount of $449,500 payable in equal installments over 12 months.

The Reino Separation Agreement also provides that, notwithstanding its termination, certain sections of the Reino Employment Agreement will continue in effect, including those relating to confidentiality, non-competition, non-solicitation and indemnification.  The Reino Separation Agreement also provides that Mr. Reino releases the Company from claims arising or occurring on or prior to the date of the Reino Separation Agreement.

A copy of the Reino Separation Agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement and General Release by and between MedQuist Inc. and Frank Lavelle dated June 28, 2007

10.2	Separation Agreement and General Release by and between MedQuist Inc. and Linda Reino dated June 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: July 3, 2007	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer and President